[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC. - REAL ESTATE INVESTMENT PORTFOLIO

10f-3 TRANSACTIONS FOR THE PERIOD JANUARY 1, 1997 THROUGH FEBRUARY 28, 1997
                                                                         Total
                                                              Shares     Shares  % of Issue                       Shares
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                        Held
Security                  PurchasedPurchasedAssets (1Share    Fund Group (000)   By Group (Broker(s)              02/28/97
Kilroy Realty Corp.       01/28/97 100      0.56%    $23.00   179,600    11,300  1.59%     Smith Barney           300

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1997 THROUGH APRIL 30, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                        Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group  Broker(s)              04/30/97
Beacon Properties Corp.   04/10/97 400      0.38%    $32.13   26,800     7,000   0.38%     Merrill Lynch          4,000

10f-3 TRANSACTIONS FOR THE PERIOD MAY 31, 1997 THROUGH JULY 31, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                        Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group  Broker(s)              07/31/97
Equity Office             07/08/97 900      0.38%    $21.00   85,900     25,000  0.34%     Merrill Lynch          3,800
CCA Prison Realty         07/15/97 200      0.09%    $21.00   46,000     18,500  0.25%     JC Bradford & Co.      0
Arden Realty              07/17/97 300      0.16%    $26.125  49,900     12,000  0.42%     Lehman Brothers        5,700
Brandywine Realty         07/22/97 500      0.20%    $20.75   15,500     10,000  0.16%     Smith Barney           8,400
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
10f-3 TRANSACTIONS FOR THE PERIOD AUGUST 1, 1997 THROUGH OCTOBER 5, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                        Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group  Broker(s)              10/05/97
Pan Pacific Retail Propert08/07/97 3,400    1.12%    $19.50   157,600    7,000   2.25%     Prudential Securities  15,900
SL Green Realty           08/15/97 1,600    0.55%    $21.00   284,800    10,100  2.82%     Lehman Brothers        14,200
Highwood Properties       09/25/97 1,300    0.57%    $35.00   59,000     7,500   0.79%     Merrill Lynch          9,400
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1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.

10f-3 TRANSACTIONS FOR THE PERIOD OCTOBER 6, 1997 THROUGH OCTOBER 31, 1997
                                                                         Total
                          Date     Shares            Price perPurchased bOffered Purchased                        Held
Security                  PurchasedPurchased         Share    Fund Group (000)   By Group  Broker(s)              10/31/97
Sunstone Hotel Investors  10/08/97 4,700             $17.25   194,000    9,000   2.16%     Merrill Lynch          5,700
Cali Realty Corp.         10/09/97 5,100             $39.8125 211,700    13,000  1.63%     Prudential Securities  6,100
Spieker Properties        10/29/97 600               $38.875  325,600    10,000  3.26%     Goldman Sachs          7,900
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* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an
Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by the underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.